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                                                                      Exhibit 15


May 13, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



We are aware that our report dated May 10, 1999 on our review of interim financial information of Life Technologies, Inc. (the Company) for the three-month periods ended March 31, 1999 and 1998, included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's Registration Statements on Form S-8, Registration No. 333-28607, Registration No. 333-03773, Registration No. 33-59741, Registration No. 33-21807 and Registration No. 33-956, and the Company's registration statement on Form S-3, Registration No. 33-29536.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


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